Exhibit 99.4

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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                                       :
IN RE: DIGEX, INC.                     :        CONSOLIDATED
SHAREHOLDERS LITIGATION                :       CIVIL ACTION NO. 18336 NC
                                       :
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                   NOTICE OF PENDENCY OF CLASS AND DERIVATIVE
               ACTION, PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

                  TO: ALL RECORD AND BENEFICIAL OWNERS OF DIGEX, INCORPORATED CLASS A COMMON STOCK (OTHER THAN THE DEFENDANTS IN THE ABOVE-CAPTIONED ACTION AND THEIR AFFILIATES) AT ANY TIME DURING THE PERIOD FROM AND INCLUDING AUGUST 31, 2000 THROUGH AND INCLUDING THE EFFECTIVE DATE OF THE MERGER BETWEEN WORLDCOM, INC. AND INTERMEDIA COMMUNICATIONS, INC. (THE "MERGER"), INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, ASSIGNEES OR TRANSFEREES, IMMEDIATE AND REMOTE.

                  PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF YOU WERE NOT THE BENEFICIAL HOLDER OF DIGEX, INCORPORATED CLASS A COMMON STOCK, BUT HELD DIGEX, INCORPORATED CLASS A COMMON STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL HOLDER.

         1. This Notice is given pursuant to Rules 23 and 23.1 of the Rules of the Court of Chancery of the State of Delaware and pursuant to an Order of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") entered in the above-captioned consolidated action (the "Action"), to all record and beneficial owners of shares of Class A Common Stock of Digex, Incorporated ("Digex") (other than the defendants in the Action and their affiliates) at any time during the period from and including August 31, 2000 through and including the Effective Date of the



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Merger (as defined in the Agreement and Plan of Merger Among WorldCom, Wildcat
Acquisition Corp. and Intermedia Communications, Inc. dated September 1, 2000 (as amended, the "Merger Agreement"), a copy of which is on file with the Court, annexed as Exhibit A to the Stipulation of Settlement dated March 2, 2001), including any and all of their respective successors in interest, assignees or transferees, immediate and remote (the "Class").

                             THE SETTLEMENT HEARING

     2. The purpose of this Notice is to inform you of the proposed settlement of the Action (the "Settlement") and of the hearing (the "Settlement Hearing") to be held on April 6, 2001, at 2:00 p.m., before The Honorable William B. Chandler, III, in the Delaware Court of Chancery, 1020 North King Street, Wilmington, Delaware. The purpose of the Settlement Hearing is: (a) to determine whether a Stipulation of Settlement dated March 2, 2001 (the "Stipulation"), and the terms and conditions of the Settlement proposed in the Stipulation, are substantively and procedurally fair, reasonable, adequate and in the best interests of Digex and the Class; (b) to determine whether a class should be certified in the Action pursuant to Delaware Court of Chancery Rules 23(a),
(b)(1) and (b)(2) (with no opt-out rights); (c) to determine whether TCW Technology Limited Partnership, TCW Small Capitalization Growth Stocks Limited Partnership, TCW Asset Management Company, and Kansas Public Employees Retirement System should be certified as representatives of the Class and whether the law firm of Grant & Eisenhofer, P.A. should be certified as lead counsel for the Class; (d) to determine whether final judgment should be entered dismissing the Action as to all defendants named therein and their affiliates and with prejudice as against the plaintiffs, all members of the Class, and all present, past and future shareholders of Digex (the "Order and Final Judgment");
(e) to hear and determine any objections to the Settlement; (f) if the Court approves the Stipulation and the Settlement and enters the Order and Final Judgment, to determine whether it should award attorneys' fees and expenses to plaintiffs' attorneys pursuant to the application described herein; and (g) to hear such other matters as the Court may deem necessary and appropriate.



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     3. The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral announcement at such hearing or any adjournment thereof, and without further notice of any kind. The Court also has reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by all the parties to the Stipulation and without further notice to the Class.

                          BACKGROUND OF THE LITIGATION

     4. THE DESCRIPTION OF THE ACTION AND THE SETTLEMENT WHICH FOLLOW HAVE BEEN PREPARED BY COUNSEL FOR THE PARTIES. THIS NOTICE IS NOT AN EXPRESSION BY THE COURT OF FINDINGS OF FACT. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY THE PLAINTIFFS AGAINST, OR THE DEFENSES OF, THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE ACTION WERE NOT SETTLED. FOR A DISCUSSION OF THE COURT'S PRELIMINARY FINDINGS ON CERTAIN OF THE PLAINTIFFS' CLAIMS, THE READER'S ATTENTION IS DIRECTED TO THE COURT'S DECEMBER 13, 2000 OPINION ON PLAINTIFFS' MOTION FOR PRELIMINARY INJUNCTION, WHICH CAN BE OBTAINED DURING REGULAR BUSINESS HOURS AT THE OFFICE OF THE REGISTER IN CHANCERY OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE.

     5. Digex is a Delaware corporation with its principal executive offices located at One Digex Plaza, Beltsville, Maryland 20705. Digex provides Web and application hosting solutions designed exclusively for businesses that have Internet requirements tied to critical business objectives. Digex provides Web and application hosting solutions for hundreds of e-businesses.

     6. Defendant Intermedia Communications, Inc. ("Intermedia") is a Delaware corporation with its principal executive offices located at One Intermedia Way, Tampa, Florida 33647. Intermedia



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provides an array of integrated communications services, including voice and data services such as local and long distance, Internet connectivity, and advanced network access services.

     7. Defendant WorldCom, Inc. ("WorldCom") is a Georgia corporation with its principal executive offices located at 500 Clinton Center Drive, Clinton, Mississippi 39056. WorldCom provides a broad range of communications, outsourcing, and managed network services worldwide.

     8. Defendants David C. Ruberg ("Ruberg"), Robert M. Manning ("Manning"), John C. Baker ("Baker") and Phillip A. Campbell ("Campbell") (collectively, the "Individual Defendants") were members of Digex's board of directors (the "Digex Board") at all times relevant to the Action, and remain members of the Digex Board as of the date of the Stipulation. Ruberg, Baker and Campbell were also members of the Intermedia board of directors (the "Intermedia Board"), and Manning was the Chief Financial Officer of Intermedia, at all times relevant to the Action, and each remains in those positions as of the date of the Stipulation.

     9. There are two classes of Digex common stock outstanding: Class A common stock and Class B common stock. The Class B stock is similar to the Class A stock in all respects except that the Class B stock is entitled to ten votes per share, whereas the Class A stock is entitled to one vote per share. The Class A stock is publicly traded on the Nasdaq National Market. All of the Class B stock is held by Intermedia. Together, the Class A and Class B stock owned by Intermedia give it approximately 62 percent of the equity of Digex, and approximately 94 percent of the total voting power of Digex stock.

     10. In July 2000, Intermedia announced to the public that it had retained Bear, Stearns & Co. ("Bear Stearns") to explore strategic options, including a sale of its interest in Digex.

     11. On July 26, 2000, the Digex Board appointed a special committee (the "Special Committee") of two Digex directors, Richard A. Jalkut ("Jalkut") and Jack E. Reich ("Reich"), who were not affiliated with Intermedia. As reflected in the minutes from the Digex Board meeting on that date, the purpose of the Special Committee was "to participate in the transaction process and



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make recommendations to the full Board of Directors on all matters where there could be a perceived conflict of interest between Intermedia and [Digex]."

     12. During July and August 2000, Intermedia and Bear Stearns solicited bids for Intermedia and Digex, and negotiated with certain potential acquirors for a sale or exchange of all of the outstanding shares of Digex stock. Digex employees assisted Intermedia and Bear Stearns with these efforts, including participating in due diligence. Digex also incurred more than $2.7 million in expenses in connection with such efforts.

     13. On August 30, 2000, an agent of WorldCom contacted Bear Stearns and indicated that WorldCom was interested in making an offer for Digex.

     14. On August 31, 2000, an agent of WorldCom informed Bear Stearns and Intermedia that WorldCom had decided to acquire Intermedia, thereby gaining voting control over Digex, instead of acquiring all of the outstanding equity of Digex.

     15. As a condition precedent to its acquisition of Intermedia, WorldCom required that the Digex Board approve the proposed WorldCom merger in such a way as to ensure that the restrictions of 8 Del. C. ss. 203 ("Section 203") would not apply to any future "business combinations" (as defined by Section 203) between WorldCom (or its subsidiaries) and Digex (or its subsidiaries). (Such approval is sometimes referred to herein as a "waiver" of Section 203.) In the absence of such approval, and if none of the other exemptions under Section 203 were applicable, WorldCom and its subsidiaries would have been prohibited from engaging in certain types of transactions with Digex or its subsidiaries for a period of three (3) years following WorldCom's becoming an interested stockholder of Digex.

     16. The Digex Board did not request the Special Committee to make any recommendations regarding WorldCom's request that the Digex Board approve the proposed WorldCom-Intermedia merger in such a way as to ensure the inapplicability of Section 203. Instead, the full Digex Board voted on the waiver during a meeting held on September 1, 2000. The two Special Committee members and Mark K. Shull (chief executive officer of Digex and the only other director of Digex



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who was not affiliated with Intermedia), voted against the waiver of Section 203 and proposed that the Special Committee's financial advisor conduct an auction to attempt to solicit proposals or bids that were more favorable to Digex. Those three directors were outvoted by the four Individual Defendants, each of whom was also a director and/or senior executive officer of Intermedia. Thus, the Digex Board approved the waiver by a vote of four to three, and defeated the proposal to conduct an auction by the same margin.

     17. On September 1, 2000, following the Digex Board's vote to approve the proposed WorldCom-Intermedia merger (the "Merger") so as to ensure the inapplicability of Section 203, the Intermedia Board voted to approve the Merger on the terms set forth in the Merger Agreement, which was executed by WorldCom and Intermedia following the Intermedia Board meeting on September 1, 2000. The Merger was announced to the public on September 5, 2000.

     18. Pursuant to the terms of the Merger as approved by the Intermedia Board on September 1, 2000, each share of Intermedia stock was to be exchanged for $39 of WorldCom common stock, subject to a price collar which provided that the actual number of WorldCom shares exchanged for each Intermedia share would be not less than .8904 shares or more than 1.1872 shares. In addition, each share of Intermedia preferred stock was to be exchanged for shares of WorldCom preferred stock that would have terms essentially identical to the Intermedia preferred shares, except that the issuer would be WorldCom. WorldCom also agreed to assume Intermedia's debt.

     19. A principal reason for WorldCom's decision to enter into the Merger with Intermedia was to acquire control of Digex. The United States Department of Justice has conditioned its approval of the Merger upon WorldCom's agreement to sell all of Intermedia's non-Digex assets within six months after the close of the Merger (unless extended by the United States Department of Justice). Under the terms of a consent decree filed with the federal district court in Washington, D.C., WorldCom has agreed to that condition.

     20. Subsequent to the public announcement of the Merger, twelve putative class actions and/or derivative actions (the "Consolidated Actions"), were filed in the Court on behalf of Digex



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and/or its Class A shareholders, styled as Hug v. Intermedia Communications,
Inc., et al., C.A. No. 18289-NC; Yassin v. Intermedia Communications, Inc., et al., C.A. No. 18290-NC; Taam Associates v. Intermedia Communications, Inc., et al., C.A. No. 18291-NC; Prince v. Intermedia Communications, Inc., et al., C.A. No. 18304-NC; Reynoldson v. Intermedia Communications, Inc., et al., C.A. No. 18311-NC; Kalabsa v. Digex, Inc., et al., C.A. No. 18317-NC; Turberg v. Intermedia Communications, Inc., et al., C.A. No. 18322-NC; Steinberg, et al. v. Ruberg, et al., C.A. No. 18293-NC; Crandon Capital Partners v. Ruberg, et al., C.A. No. 18310; Sinha v. Ruberg et al., C.A. No. 18391-NC; TCW Technology Limited Partnership, et al. v. Intermedia Communications, Inc., et al., C.A. No. 18336-NC (the "TCW Action"); and Kansas Public Employees Retirement System v. Intermedia Communications, Inc., et al., C.A. No. 18390-NC. The complaints in the Consolidated Actions challenged the Merger and/or the waiver of Section 203, and alleged, among other things, that the Individual Defendants and Intermedia had breached fiduciary duties in connection therewith. Some of the complaints also alleged that WorldCom had aided and abetted the alleged breaches of fiduciary duty. The complaints sought, among other things, to enjoin the consummation of the Merger and the waiver of Section 203 or, in the alternative, to rescind the Merger and the Section 203 waiver if the Merger were to occur, as well as unspecified money damages and attorneys' fees and expenses.

     21. On September 21, 2000, the plaintiffs in the TCW Action filed a Motion for Preliminary Injunction, seeking to enjoin preliminarily the consummation of the Merger and the waiver of Section 203 pending a final determination of their claims. Simultaneous with their Motion for Preliminary Injunction, the plaintiffs in the TCW Action filed a Motion for Expedited Proceedings requesting that the Court set an expedited briefing schedule and a hearing on their Motion for Preliminary Injunction and an expedited discovery schedule. The Court granted the Motion for Expedited Proceedings on October 2, 2000.

     22. On October 19, 2000, the Court entered an Order which (a) consolidated the Consolidated Actions into the Action for purposes of the preliminary injunction hearing and all matters relating thereto, (b) appointed TCW Technology Limited Partnership, TCW Small Capitalization



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Growth Stocks Limited Partnership, TCW Asset Management Company, and Kansas
Public Employees Retirement System (collectively, the "Lead Plaintiffs") as lead plaintiffs in the Action, and (c) appointed the law firm of Grant & Eisenhofer, P.A. (counsel for the Lead Plaintiffs) as lead counsel ("Lead Counsel") for all Plaintiffs in the Action.

     23. On October 19, 2000, Lead Counsel filed a Consolidated Class Action and Derivative Complaint on behalf of Plaintiffs and a putative class comprised of the Class A shareholders of Digex, and derivatively on behalf of Digex. The Consolidated Class Action and Derivative Complaint alleged, inter alia, that (i) Intermedia and the Individual Defendants breached fiduciary duties owed to Digex and its Class A shareholders, and that Intermedia, the Individual Defendants and WorldCom aided and abetted or were otherwise legally responsible for their co-defendants' alleged breaches of fiduciary duty, in connection with the Merger and/or the Digex Board's waiver of Section 203, and (ii) Intermedia and the Individual Defendants usurped a corporate opportunity belonging to Digex.

     24. Between October 2, 2000 and November 7, 2000, the parties to the Action engaged in expedited discovery, including written discovery and fourteen (14) depositions.

     25. On November 29, 2000, following the parties' submission of briefing on an expedited schedule, the Court held a hearing on the Motion for Preliminary Injunction.

     26. On November 30, 2000, the Court requested additional submissions from the parties to the Action regarding the applicability of Section 203 to "business combinations" between WorldCom and Digex in the absence of a waiver. Plaintiffs, WorldCom and Intermedia filed the requested submissions with the Court on December 4, 2000. Both WorldCom and Intermedia argued that even in the absence of the waiver, Section 203 would not apply by reason of an exemption available to holders of 85% of the "voting stock" of Digex. Plaintiffs argued that Section 203 would apply.

     27. On December 13, 2000, the Court issued its decision on the Motion for Preliminary Injunction (the "Opinion"). The Court denied the motion, but held that the Plaintiffs had demonstrated a reasonable likelihood of success on their claim that the waiver of Section 203 was the product of breaches of fiduciary duty by the Individual Defendants, because it was not reasonably



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likely that the Defendants would ultimately meet the burden of establishing that the waiver granted on September 1, 2000 was entirely fair to Digex. (Opinion at 84) However, the Court found that the Plaintiffs had not demonstrated a probability of success with respect to any of their other claims. For example, the Court stated that "the plaintiffs have not persuaded me that they have a likelihood of success on the merits of their corporate opportunity claim." (Opinion at 2) In addition, with respect to Plaintiffs' claims that Intermedia and the Individual Defendants breached their fiduciary duties when they accepted WorldCom's offer to acquire Intermedia, the Court concluded that "plaintiffs have not demonstrated a reasonable likelihood of success on the merits of their breach of the duty of loyalty claims." (Opinion at 36) As to Plaintiffs' estoppel claims, the Court found that, "based on the limited available evidence at this juncture, one could not reasonably conclude that Intermedia made a blanket promise that any deal it considered would necessarily involve a deal for the Digex minority. Given the state of the record, Plaintiffs' estoppel theory does not appear reasonably likely to succeed on the merits." (Opinion at 38) (emphasis in original) Further, as to the Plaintiffs' claims under Revlon, Inc.
v. MacAndrews & Forbes Holdings, Inc., Del. Supr., 506 A.2d 173 (1986), the
Court stated that "even if such a claim were properly alleged, it would have little likelihood of success." (Opinion at 39)

     28. On January 10, 2001, the Court set a trial date of May 14, 2001 for a trial on the merits of the Plaintiffs' claims.

     29. On January 22, 2001, Lead Counsel filed a Corrected Amended Consolidated Class Action and Derivative Complaint on behalf of Plaintiffs and a class of Digex Class A shareholders, and derivatively on behalf of Digex. The Corrected Amended Consolidated Class Action and Derivative Complaint alleged, inter alia, that (i) Intermedia and the Individual Defendants breached fiduciary duties owed to Digex and its Class A shareholders, and that Intermedia, the Individual Defendants and WorldCom aided and abetted or were otherwise legally responsible for their co-defendants' alleged breaches of fiduciary duty, in connection with the Merger and/or the waiver of Section 203, (ii) the Individual Defendants usurped a corporate opportunity belonging to Digex, (iii)



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the Individual Defendants breached fiduciary duties under Revlon and its progeny, including McMullin v. Beran, Del. Supr., No. 611, 1999 (Nov. 20, 2000), in connection with the Merger, and Intermedia and WorldCom aided and abetted or were otherwise responsible for those alleged breaches of fiduciary duty, (iv) Intermedia was estopped from consummating the Merger by the doctrine of promissory estoppel, and (v) Intermedia and the Individual Defendants were estopped from consummating the Merger by the doctrine of equitable estoppel.

     30. Between December 19, 2000 and February 14, 2001, the parties to the Action engaged in expedited discovery in anticipation of a May 2001 trial. During that same time period, the Parties(4) and their counsel engaged in discussions and negotiations relating to a possible settlement of the Action.

     31. On February 15, 2001, the Parties, through their counsel, entered into a Memorandum of Understanding ("MOU") setting forth the preliminary terms of a settlement of the Action (the "Settlement"). On March 2, 2001, the Parties, through their counsel, executed the Stipulation, which formalizes the Settlement subject to a number of conditions, including Court approval.

                            TERMS OF THE SETTLEMENT

     32. The principal terms, conditions and other matters that are part of the proposed Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation filed with the Court. Among other things, the Stipulation provides that:

----------

4 The "Parties" as referenced herein shall refer to and include (a) the parties to the Action: TCW Technology Limited Partnership, TCW Small Capitalization Growth Stocks Limited Partnership, TCW Asset Management Company, Kansas Public Employees Retirement System, Gerard F. Hug, Mohamed Yassin, Taam Associates, John F. Prince, David Reynoldson, Marilyn Kalabsa, Thomas Turberg, David J. Steinberg, Crandon Capital Partners, and Amrita Sinha (collectively, the "Plaintiffs") and Intermedia Communications, Inc., David C. Ruberg, Phillip A. Campbell, John C. Baker, Robert M. Manning, WorldCom, Inc. and Digex, Incorporated (collectively, the "Defendants"), and (b) the Special Committee of the Board of Directors of Digex, Incorporated (consisting of Jalkut and Reich) and Mark K. Shull.


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     a. WorldCom will make a payment (the "Settlement Payment") of freely tradeable WorldCom common stock, which is either registered under the Securities Act of 1933 (the "Securities Act") or exempt from such registration pursuant to
Section 3(a)(10) of the Securities Act, having a total value of one hundred sixty-five million dollars ($165,000,000) into a settlement fund (the "Settlement Fund") administered by the Bank of New York or some other financial institution jointly approved by WorldCom and Digex (the "Depository"), for distribution to certain members of the plaintiff Class as set forth in Paragraph 43 below. If WorldCom contributes common stock to the Settlement Fund which is not registered under the Securities Act, such stock shall not be legended, and WorldCom shall, simultaneous with the contribution of such stock to the Settlement Fund, provide the Depository and Lead Counsel with a written opinion from WorldCom's outside corporate counsel in connection with the Merger, the law firm of Cravath, Swaine & Moore, to the effect that such stock is exempt from registration and is freely tradeable. WorldCom will make the Settlement Payment into the Settlement Fund on the Effective Date(5) of consummation of the Merger pursuant to the Merger Agreement. For purposes of this Paragraph, the WorldCom common stock shall be valued at a price per share equal to the Average Price. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of WorldCom common stock on the Nasdaq National Market, as reported by Bloomberg Financial Markets (or such other source as the Parties shall agree in writing), for the ten (10) trading days randomly selected by lot by WorldCom and a representative of the Special Committee together from the twenty (20) consecutive trading days ending on the third trading day immediately preceding the Effective Time of consummation of the Merger pursuant to the Merger Agreement. All fees and

----------

5 Unless otherwise defined herein, all capitalized terms herein shall have the same definition as used in the Agreement and Plan of Merger Among WorldCom, Wildcat Acquisition Corp. and Intermedia Communications, Inc. dated September 1, 2000, a copy of which has been filed with the Securities and Exchange Commission and is annexed to the Stipulation as Exhibit A


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expenses of all Plaintiffs and all counsel representing all Plaintiffs in the
Action shall be paid out of the Settlement Fund provided for in this Paragraph.

     b. WorldCom will reimburse Digex for all fees and expenses incurred by Digex in connection with (a) the evaluation of various potential transactions involving Digex; (b) the Action, including all legal fees and investment advisor fees approved by the Special Committee; and (c) the reasonable costs and expenses of providing notice to the members of the Class and of administering the Settlement (collectively, the "Reimbursement"); provided, however, that the Reimbursement shall not exceed fifteen million dollars ($15,000,000). The Reimbursement will be paid in cash contemporaneously with the Settlement Payment.

     c. The consideration payable by WorldCom to the shareholders of Intermedia pursuant to the Merger Agreement will be reduced, in accordance with the First Amendment to Agreement and Plan of Merger annexed as Exhibit B to the Stipulation, by reducing the exchange ratio to a fixed 1:1 exchange ratio that is not subject to adjustment, such that each share of Intermedia stock will be exchanged for one share of WorldCom stock.

     d. WorldCom and Digex will enter into certain sales channel, funding, facilities, and network agreements (the "Commercial Agreements"), on the general terms set forth in a confidential exhibit to the MOU, which terms have been determined by the Special Committee to be fair and beneficial to Digex. The Commercial Agreements will become effective at or before the Effective Time of the consummation of the Merger pursuant to the Merger Agreement. The principal terms of the Commercial Agreements are generally described as follows:

     (i). Sales Channel Agreement. This agreement permits WorldCom to resell the Digex portfolio of managed web hosting products. If Digex satisfies certain service level commitments, WorldCom agrees to purchase a minimum of $50 million of Digex's services during 2001, and up to a total of $500 million during the period from 2001 through 2003. Digex and WorldCom will share costs and profits generated from the WorldCom sales channel.



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     (ii). Funding Agreement. After the Effective Time of the Merger, WorldCom's
Board of Directors will review the Digex business plans for 2001 and 2002 approved by the Digex Board of Directors. If these business plans are approved by the WorldCom Board of Directors, WorldCom agrees to loan Digex funds for these business plans; the loan rate will be LIBOR plus 300 basis points. Repayment will be made over a four-year period commencing in 2003. However, nothing in the funding agreement would prevent Digex from seeking funding from other sources.

     (iii). Facilities Agreement. Managed web hosting facilities for Digex will be built into existing WorldCom data centers in the United States and around the globe. Digex will lease space from WorldCom at these data centers based on customer demand.

     (iv). Network Agreement. This agreement permits Digex to purchase bandwidth and connectivity from WorldCom in the United States and around the globe to support its managed web hosing activities.

     e. Intermedia and WorldCom will take all steps necessary to adopt (at the first regularly scheduled Digex shareholders' meeting following the Commercial Agreements becoming effective) the amendment to the Certificate of Incorporation of Digex substantially in the form of Exhibit C annexed to the Stipulation (the "Charter Amendment"). The Charter Amendment establishes a procedure for the consideration by at least two Independent Directors (as defined in the Charter Amendment) of Digex of certain types of proposed transactions between Digex and WorldCom, including any transaction that would constitute a "business combination" under Section 203(c)(3)(i)-(iv) of the Delaware General Corporation Law. Intermedia and WorldCom will cause Digex to abide by the provisions of such Charter Amendment prior to the formal adoption thereof.

     f. All claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to,



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any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of Digex or by or on behalf of any member of the Class and all present, past and future shareholders of Digex, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the Parties, or any or all of their respective past, present or future officers, directors, stockholders, representatives, families, parent entities, associates, affiliates, subsidiaries, employees, financial or investment advisors, consultants, accountants, attorneys, law firms, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the "Released Persons") which have arisen, could have arisen, or may arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced or set forth in any complaint filed in the Action or any of the Consolidated Actions, or otherwise related, directly or indirectly, to the Merger between WorldCom and Intermedia, to any provision of the Merger Agreement (including, but not limited to, those relating to the approvals pursuant to Section 203 previously granted to WorldCom by the Digex Board of Directors in connection with the Merger Agreement and the Merger), or to any offering or proxy material, public filings or statements (including, but not limited to, public statements) by any of the defendants or their representatives in the Action or any of the Consolidated Actions or any other Released Persons in connection with the Merger or Merger Agreement (collectively, the "Settled Claims"), shall be fully and completely discharged, dismissed with prejudice, settled, released and enjoined, pursuant to the terms and conditions set forth herein; provided, however, that nothing in the Stipulation shall release the Parties from their obligations under the Stipulation, or alter, amend, or in any way affect the obligations of Digex, Intermedia and WorldCom described in subparagraph (g) below following the words "provided, however," and that the Settled Claims shall not include an action or proceeding to enforce compliance with the terms of the Settlement.



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

     g. Digex, Intermedia and WorldCom will each release each other (as well as each of their respective affiliates, parent entities, subsidiaries, directors, officers, agents, attorneys, investment advisors, investment bankers and consultants) from any claims of any nature relating to or arising out of the matters alleged in any complaint filed in the Action or any of the Consolidated Actions; provided, however, that nothing in the Settlement shall alter, amend or in any way affect, the rights and obligations of Digex, Intermedia and WorldCom in connection with ongoing contractual arrangements between or among them, including by way of example but not limited to the following: the Parties' obligations under the Stipulation; the Merger Agreement (as amended); the Fourth Amendment to Credit Agreement entered into as of October 31, 2000 among WorldCom, Intermedia, Digex and others; the Guaranty entered into as of October 31, 2000 among WorldCom, Intermedia, Digex and others; the Digex Borrowing (or
Side) Letter Agreement dated November 20, 2000 among WorldCom, Intermedia, and Digex (and any and all other related agreements); the Commercial Agreements (as well as any other commercial agreements between WorldCom and Digex); the Consent-to-Disclosure Letter Agreement dated October 13, 2000 between WorldCom and Intermedia; the Note Purchase Agreement between Intermedia and WorldCom dated October 31, 2000, as amended; and the related Registration Rights Agreement of November 22, 2000.

     h. All Defendants named in the Action or any of the Consolidated Actions will release each of the named Plaintiffs and their attorneys from any claims of any nature relating to or arising out of the Action, the Consolidated Actions, or any matters alleged in any complaint filed in the Action or any of the Consolidated Actions.

     33. In light of the events, negotiations and agreements described in the Stipulation, and analysis of applicable law, both Plaintiffs and their counsel and the Special Committee (after consultation with its legal and financial advisors) have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Plaintiffs, Digex, and the Digex Class A stockholders.



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

     34. Plaintiffs and the Special Committee have entered into the Settlement after taking into account (i) the substantial benefits to Digex and the Digex Class A stockholders from the consideration to be received in the Settlement,
(ii) the risk of continued litigation (including, inter alia, the risks that the Court or an appellate court might conclude that Section 203 is inapplicable, that the waiver approved by the Digex Board was fair to Digex and its Class A stockholders, and/or that Digex and its stockholders were not damaged by said waiver), (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation, and (iv) the conclusion of Plaintiffs and the Special Committee that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of Digex and the Digex Class A stockholders. Plaintiffs and the Special Committee have agreed to the terms of the Settlement because, in their view, the Settlement achieves the principal objectives in the litigation of both the Plaintiffs and the Special Committee: to maximize shareholder value for the Digex Class A shareholders in connection with the Merger, and to obtain valuable consideration for Digex and its Class A shareholders in exchange for the waiver of Section 203.

     35. Digex, Intermedia, WorldCom and the Individual Defendants have denied, and continue to deny, that they have violated or have threatened to violate any law, and have entered into the Stipulation because the Settlement would eliminate the burden, risk and expense of further litigation.

                                ATTORNEYS' FEES

     36. In prosecuting the Action on behalf of the Class and derivatively on behalf of Digex, Plaintiffs' counsel agreed that any compensation for their services and reimbursement of their out-of-pocket expenses would be entirely contingent on a successful outcome. Thus, to date, Plaintiffs' counsel have not received any such compensation or reimbursement. Lead Plaintiffs initially agreed (prior to the Settlement) to Lead Counsel's applying for attorneys' fees equal to fifteen percent (15%) of any recovery as compensation for their services, plus reimbursement of out-of-pocket expenses. Lead Plaintiffs subsequently secured the agreement of Lead Counsel to seek only fifteen percent (15%) of the Settlement Fund as compensation for their services, inclusive of expenses.



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

     37. Consistent with Lead Counsel's agreement with Lead Plaintiffs, at or before the Settlement Hearing, Plaintiffs' counsel in the Action will apply to the Court for an award of attorneys' fees and reasonable out-of-pocket disbursements equal to fifteen percent (15%) of the Settlement Fund, which shall be payable from the Settlement Fund pursuant to the terms of the Stipulation (the "Fee Application"). Based on a Settlement Fund value of $165,000,000, as set forth above, the amount of the Fee Application is twenty-four million seven hundred fifty thousand dollars ($24,750,000). WorldCom, Intermedia and the Individual Defendants have agreed not to oppose the Fee Application, so long as any fee awarded by the Court to Plaintiffs' counsel (the "Fee Award") is paid exclusively from the Settlement Fund. Digex and the Special Committee have reserved all rights regarding the Fee Application, and the Special Committee has indicated that it intends to oppose the Fee Application as excessive. Plaintiffs believe that the Special Committee lacks standing to raise this issue. ANY CLASS MEMBER WHO WISHES TO BE HEARD ON THE FEE APPLICATION SHOULD STATE ITS POSITION IN A FILING WITH THE COURT PURSUANT TO THE PROCEDURES SET FORTH BELOW. The Fee Application may be considered and adjudicated separately and independently from the Settlement and proposed entry of a final and appealable order (entered as final pursuant to Delaware Court of Chancery Rule 54(b)) dismissing and releasing the Settled Claims.

     38. Subject to the terms and conditions of the Stipulation, shares of WorldCom common stock comprising the Fee Award shall be transferred on the Distribution Date (as defined in Paragraph 42 below) by the Depository from the Settlement Fund into an escrow account (the "Escrow Account") with Grant & Eisenhofer, P.A. serving as receiving agent and escrow agent for all Plaintiffs' counsel (the "Escrow Agent"); provided, however, that if the Court approves the Settlement but does not render a decision on the Fee Application prior to the Distribution Date, then, on the Distribution Date, but prior to the distribution of the Settlement Fund to any members of the Class, the Depository



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

shall transfer from the Settlement Fund to the Escrow Account the minimum number of shares of WorldCom common stock whose aggregate value equals or exceeds the amount of fees and expenses requested in the Fee Application, and upon completion of this transfer to the Escrow Account, the Depository shall promptly distribute the remaining balance of the Settlement Fund to certain members of the Class in the manner set forth in Paragraph 43 below. For purposes of this Paragraph, the WorldCom common stock shall be valued at a price per share equal to the Average Price (as defined above).

     39. Lead Counsel shall have complete discretion and authority to sell any or all of the shares of WorldCom stock that exist in the Escrow Account at any time, provided that all proceeds from such sales are immediately deposited in the Escrow Account.

     40. Release of the shares from the Escrow Account shall occur, at the direction of the Escrow Agent, as soon as practicable after the later of: (a) the date when the Order of the Court granting the Fee Award has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise, or (b) the Effective Date of the Merger. Lead Counsel shall thereafter allocate the Fee Award among Plaintiffs' counsel in the Action in a manner in which Lead Counsel in good faith believes reflects the contributions of such counsel to the prosecution and settlement of the Action. Lead Counsel may allocate the Fee Award to Plaintiffs' counsel in cash, WorldCom stock, or any combination thereof, in Lead Counsel's sole discretion.

     41. Except as expressly provided herein, Defendants shall bear no other expenses, costs, damages or fees alleged or incurred by Plaintiffs, or any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives. No counsel for Plaintiffs shall apply to any court for any fees or expenses except as provided for herein.

                      DISTRIBUTION OF THE SETTLEMENT FUND

     42. The Settlement Fund, less any Fee Award (or, if the Fee Award has not been determined, less the amount of the Fee Application), will be distributed by the Depository in the manner set forth herein within three (3) business days following the later of: (i) entry of the Order and Final



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

Judgment approving the Settlement; (ii) the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and (iii) the Effective Date of the Merger (the "Distribution Date").

     43. Except as otherwise provided herein, the Settlement Fund, less any Fee Award (or, if the Fee Award has not been determined, less the amount of the Fee Application), will be distributed to certain members of the Class as follows:
(i) fifty percent (50%) will be distributed to the record holders of Digex Class A common stock (other than with respect to shares owned of record or beneficially by Defendants or their affiliates) as of the close of business on September 1, 2000, in proportion to the number of shares of Digex Class A common stock held by each such person as of that date and time; and (ii) fifty percent (50%) will be distributed to the record holders of Digex Class A common stock (other than with respect to shares owned of record or beneficially by Defendants or their affiliates) as of a publicly disclosed record date which shall be on or before the Effective Date of the consummation of the Merger pursuant to the Merger Agreement, in proportion to the number of shares of Digex Class A common stock held by each such person as of that date and time. Members of the Class who fall within both of the descriptions set forth in (i) and (ii) immediately above will receive both distributions. IN ORDER TO RECEIVE A DISTRIBUTION UNDER
(ii) IMMEDIATELY ABOVE, YOU MUST BE A RECORD STOCKHOLDER OF DIGEX CLASS A COMMON STOCK AS OF THE RECORD DATE, WHICH WILL BE SET IN THE FUTURE. Defendants and their affiliates shall not receive any distributions from the Settlement Fund with respect to any shares owned of record or beneficially by them. To the extent that the WorldCom common stock in the Settlement Fund cannot be distributed to the record holders of Digex Class A common stock entitled to receive such shares without creating fractional interests, the Depository will sell such shares of WorldCom stock to the extent necessary to avoid fractional interests, and the net



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

proceeds of any such sales shall be distributed to such record holders that would otherwise have received fractional interests in such shares of WorldCom common stock.

     44. AS DESCRIBED ABOVE UNDER "TERMS OF SETTLEMENT," THE "VALUE" OF THE WORLDCOM COMMON STOCK TO BE PLACED IN THE SETTLEMENT FUND WILL BE DETERMINED BY REFERENCE TO AN AVERAGE TRADING PRICE OF WORLDCOM'S COMMON STOCK ON THE NASDAQ NATIONAL MARKET FOR TEN TRADING DAYS ENDING ON THE THIRD TRADING DAY IMMEDIATELY PRECEDING THE EFFECTIVE TIME OF THE MERGER. BECAUSE OF THIS FORMULA FOR DETERMINING THE VALUE OF THE WORLDCOM COMMON STOCK TO BE PLACED IN THE SETTLEMENT FUND, IT IS POSSIBLE THAT THE "VALUE" PRODUCED BY SUCH FORMULA MAY BE HIGHER OR LOWER THAN THE ACTUAL TRADING PRICE OF THE WORLDCOM COMMON STOCK ON THE DATE OF DEPOSIT INTO THE SETTLEMENT FUND OR THE DISTRIBUTION OF SUCH STOCK TO MEMBERS OF THE CLASS.

     45. In the event that the value of the shares and the proceeds from any sales thereof in the Escrow Account exceeds the Fee Award, the excess, whether in cash, stock, or any combination thereof (the "Excess") shall be maintained in the Escrow Account until the earlier of (a) the date when the Order of the Court granting the Fee Award has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise, and (b) the date upon which Lead Counsel consents in writing to the release of the Excess from the Escrow Account. Upon the occurrence of the earlier of these events, the Excess shall be returned to the Settlement Fund within three (3) business days. The Excess shall then be distributed by the Depository in the manner set forth in Paragraph 43 above within five (5) business days after the last of: (i) entry of the Order and Final Judgment approving the Settlement; (ii) the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance



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

without any motion for reconsideration or rehearing or further appeal having been filed; (iii) the Effective Time of the Merger; and (iv) the return of the Excess to the Settlement Fund in accordance with this Paragraph. For purposes of this Paragraph, the WorldCom common stock shall be valued at a price per share equal to the Average Price (as defined above).

     46. The Parties have agreed that a condition precedent to the Settlement becoming effective is a final Order of the Court certifying the Class as defined above and providing for a complete release of all Settled Claims of all members of the Class as set forth in Subparagraph 32(f) above and entry of the final judgment described in Paragraph 47 below. If the Court is unwilling to approve the Settlement because of the allocation among Class members of the Settlement Payment and the other settlement consideration, then the Parties will reallocate the Settlement Payment in whatever manner is necessary to obtain Court approval of the Settlement and a release and final judgment, as set forth in Paragraphs 32(f) and 47, that is binding on all members of the Class. The Parties have agreed that the definition of the Class is intended to and will ensure that all past, present, and future record and beneficial holders of Digex stock who have a claim related to or arising from the matters alleged in any complaint filed in the Action are included within the Class and will be effectively barred from seeking any relief for such claims in the Action or in any subsequent action.

                             DISMISSAL AND RELEASE

     47. If the Settlement (including any modification thereto made with the consent of the Parties as provided for herein) is approved by the Court, the Parties shall request the Court to enter an Order and Final Judgment substantially in the form attached as Exhibit E to the Stipulation, which, among other things:

     a. Approves the Settlement, adjudges the terms thereof to be substantively and procedurally fair, reasonable, adequate and in the best interests of Digex and the Class, and directs consummation of the Settlement in accordance with the terms and conditions of the Stipulation (with the Court being advised prior to the Settlement Hearing that if the terms and conditions of the



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

issuance of the Settlement Payment are approved, the Parties may rely upon
Section 3(a)(10) of the Securities Act of 1933 by virtue of the Court's approval);

     b. Determines that the requirements of Rules 23 and 23.1 of the Court of Chancery Rules and due process have been satisfied in connection with Notice to the Class, permanently certifies the Class pursuant to Court of Chancery Rules 23(a), (b)(1) and (b)(2) (with no opt-out rights), and permanently certifies Grant & Eisenhofer, P.A. as lead counsel for the Class;

     c. Dismisses the Action and all complaints filed in the Action and in the Consolidated Actions in their entirety with prejudice and without costs (except, with respect to costs, as otherwise provided in the Stipulation);

     d. Permanently bars and enjoins Plaintiffs, all members of the Class, Digex, and all present, past and future shareholders of Digex, or any of them, from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of, any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity against any Released Persons which have been or could have been asserted, or which arise out of or relate in any way to any of the transactions or events described in any complaint filed in the Action or any of the Consolidated Actions, including, but not limited to, any and all claims which seek to challenge, or otherwise call into question, the validity or effectiveness of the Section 203 approvals previously granted to WorldCom in connection with the Merger and Merger Agreement;

     e. Declares that WorldCom and its subsidiaries shall not be subject to any restrictions on "business combinations" (as defined in Section 203) with Digex, or any of its subsidiaries, pursuant to Section 203 in connection with or by virtue of its acquisition of Intermedia and indirect acquisition of Digex stock as a result of the Merger Agreement or the transactions contemplated thereby;

     f. Certifies the aforesaid judgment (embodied in subparagraphs (a) through (e) above) as final pursuant to Court of Chancery Rule 54(b); and



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

     g. Without affecting the finality of the Order and Final Judgment, reserves the Court's jurisdiction over all of the Parties and the Class members for the administration of the terms of the Settlement and Stipulation.

     48. The approval of the Settlement shall be considered final for purposes of the Stipulation, upon the later of: (i) entry of the Order and Final Judgment approving the Settlement; (ii) the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and (iii) the Effective Time of the Merger.

     49. If the Settlement is approved by the Court and the Merger is consummated, (i) the Action will be dismissed on the merits with prejudice against Plaintiffs, Digex, all members of the Class, and all present, past and future shareholders of Digex, and (ii) Digex, all members of the Class, and all present, past and future shareholders of Digex, or any of them, shall be barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity against any Released Persons.

                               CLASS CERTIFICATION

     50. On March 5, 2001, the Court entered an Order (the "Scheduling Order") determining preliminarily and solely for purposes of Settlement, that, pursuant to Court of Chancery Rules 23(a), (b)(1) and (b)(2), the Action may be maintained as a class action on behalf of a class consisting of all record and beneficial owners of Digex Class A common stock (other than the defendants in the Action and their affiliates) at any time during the period from and including August 31, 2000 through and including the Effective Date of the Merger pursuant to the Merger Agreement, including their respective successors in interest, assignees or transferees, immediate and remote (the "Class"), with TCW Technology Limited Partnership, TCW Small Capitalization Growth Stocks Limited Partner-



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

ship, TCW Asset Management Company, and Kansas Public Employees Retirement System as representatives of the Class, and with Grant & Eisenhofer, P.A. as lead counsel for the Class. The Court will consider these issues further at the Settlement Hearing to determine whether: (a) the Class contemplated in the Action is so numerous that joinder of all members is impracticable; (b) there are questions of law or fact common to the Class; (c) the claims of the Lead Plaintiffs are typical of the claims of the Class; (d) the Lead Plaintiffs and Lead Counsel have fairly and adequately protected the interests of the Class; and (e) the Action otherwise complies with Court of Chancery Rules 23(a), (b)(1) and (b)(2).

                     RIGHT TO APPEAR AT SETTLEMENT HEARING

     51. Any Class member who objects to the Stipulation, the Settlement, the class action determination, the Order and Final Judgment to be entered herein, and/or the Fee Application, or who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no person other than the named plaintiffs, Lead Counsel, defendants and counsel for defendants in the Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any such person shall be received or considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than March 27, 2001, a date ten (10) days prior to the Settlement Hearing: (a) a written notice of the intention to appear; (b) a detailed statement of such person's objections to any matter before the Court; and (c) the grounds therefor or the reasons why such person desires to appear and to be heard, as well as all documents and writings which such person desires the Court to consider, shall be filed by such person with the Register in Chancery and, on or before such filing, shall be served by hand or overnight mail on the following counsel of record:

                  Counsel for Plaintiffs:      Stuart M. Grant, Esq.
                                               Grant & Eisenhofer, P.A.
                                               1220 North Market Street
                                               Suite 500
                                               Wilmington, Delaware 19801



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

                  Delaware Counsel             William O. LaMotte, III, Esq.
                  for Digex:                   Morris Nichols Arsht & Tunnell
                                               1201 N. Market Street
                                               Wilmington, Delaware 19801

                  Counsel for Intermedia       Steven J. Rothschild, Esq.
                  and the Individual           Skadden, Arps, Slate, Meagher &
                  Defendants:                  Flom LLP
                                               One Rodney Square
                                               Wilmington, Delaware 19899

                  Delaware Counsel             Henry E. Gallagher, Jr., Esq.
                  for WorldCom:                Connolly Bove Lodge & Hutz LLP
                                               1220 North Market Street
                                               Wilmington, Delaware 19801

                  Delaware Counsel             Kevin G. Abrams, Esq.
                  for the Special Committee:   Richards, Layton & Finger
                                               One Rodney Square
                                               10th & King Streets
                                               Wilmington, Delaware 19899

     52. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this or any other action or proceeding.

                               INTERIM INJUNCTION

     53. Pending final determination of whether the Settlement provided for in the Stipulation should be approved, Plaintiffs, Digex, and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity against any Released Persons or challenging the Settlement (other than in this Action in accordance with the procedures established by the Court).

                  SCOPE OF THIS NOTICE AND FURTHER INFORMATION

     54. This Notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Settlement or the Stipulation, or the



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

Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court of Chancery and other papers filed in the Action, unless sealed, at the Office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 10th and King Streets, New Castle County, Wilmington, Delaware, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT.

                     NOTICE TO PERSONS OR ENTITIES HOLDING
                      RECORD OWNERSHIP ON BEHALF OF OTHERS

     55. Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record owners, but not as beneficial owners, are requested to send this notice promptly to beneficial owners. Additional copies of this notice for transmittal to beneficial owners are available on request directed to Digex, Incorporated, Attention: Tania Almond, One Digex Plaza, Beltsville, Maryland 20705.

                                     BY ORDER OF THE COURT


                                     REGISTER IN CHANCERY

Dated: March 5, 2001




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